CERTIFICATION OF CEO PURSUANT TO
                                18 U.S.C. SECTION 1350
                                AS ADOPTED PURSUANT TO
                     SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002


In connection with the Annual Report of Global Industries,
Ltd. ("Global") on Form 10-K for the period ending December 31, 2002 as filed with the Securities and Exchange Commission (the "SEC") on March 21, 2003 (the "Report"), the undersigned hereby certifies, pursuant to 18 U.S.C. SS 1350 as adopted pursuant to SS 906 of the Sarbanes-Oxley Act of 2002, to my knowledge based upon a review of the Report, that:


(1) The Report fully complies with the requirements of
section 13(a) of the Securities Exchange Act of 1934; and


(2) The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of Global as of the dates and for periods presented as required by such Report.



/S/ WILLIAM J. DORE'
-----------------------
William J. Dore'
Chief Executive Officer
March 21, 2003


This certification is provided pursuant to SS 906 of the Sarbanes-Oxley Act of 2002 and shall not, except to the extent required by the Sarbanes-Oxley Act of 2002, be deemed filed by Global or the certifying officer for purposes of SS 18 of the Securities Exchange Act of 1934, as amended.


A signed original of this written statement required by SS 906 has been provided to Global Industries, Ltd. and will be retained by it and furnished to the Securities and Exchange
Commission or its staff upon request.